AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

     This Amendment No. 1 to Employment Agreement is made and entered into on the 5th day of March, 1998, among PAMIDA HOLDINGS CORPORATION ("Holdings"), a Delaware corporation, PAMIDA, INC. ("Pamida"), a Delaware corporation, and FRANK
A. WASHBURN (the "Executive"). Holdings and Pamida collectively are referred to in this Amendment No. 1 as the "Companies".

                                      * * *

     WHEREAS, the Companies and the Executive are parties to an Employment Agreement dated March 6, 1997 (the "Employment Agreement"); and

     WHEREAS, the Companies and the Executive now desire to amend the Employment Agreement as more particularly set forth below;

     NOW, THEREFORE, the Companies and the Executive agree as follows:

     1. Pursuant to Paragraph 6 of the Employment Agreement, the Companies and the Executive agree that the Executive's incentive bonus program for the fiscal year of Holdings ending January 31, 1999 ("Fiscal 1999") shall be the following:

     (a) If (i) the consolidated earnings of Holdings and its subsidiaries (on a first-in, first-out basis with respect to merchandise inventories) before interest, taxes, depreciation, and amortization (the "EBITDA") for Fiscal 1999 (the "FY99 EBITDA") are less than the EBITDA for Fiscal 1998 or (ii) the percentage increase in the comparable store sales of Pamida for Fiscal 1999 compared with the fiscal year ended February 1, 1998, is less than 3%, then the Executive shall not be entitled to any incentive bonus for Fiscal 1999.

     (b) If the FY99 EBITDA equals or exceeds the EBITDA for Fiscal 1998, then the Executive's incentive bonus for Fiscal 1999 shall be determined as a percentage of the Executive's base salary from the matrix attached to this Amendment No. 1 taking into account (i) the FY99 EBITDA and
          (ii) the percentage increase in the comparable store sales of Pamida for Fiscal 1999 compared with the fiscal year ended February 1, 1998. Comparable store sales percentage increases shall be determined in accordance with Pamida's historical practices.

     (c) For purposes of such matrix, comparable store sales percentage increases of more than 9% shall be treated as increases of 9%, and FY99 EBITDA of more than $52,000,000 shall be treated as FY99 EBITDA of $52,000,000.

     (d) For purposes of applying such matrix, the Executive's base salary shall be the Executive's base salary in effect on January 31, 1999.

     (e) The maximum incentive bonus that the Executive shall have the opportunity to earn for Fiscal 1999 is 100% of the Executive's applicable base salary.

     (f) FY99 EBITDA amounts between whole millions of dollars and comparable store sales percentage increases between whole percentages shall be interpolated on a straight-line basis for purposes of applying such matrix.

     (g) Solely by way of illustration of the application of such matrix, if the FY99 EBITDA is $48,500,000 and the comparable store sales percentage increase for Fiscal 1999 is 4.6%, then the Executive's incentive bonus for Fiscal 1999 would be 51.4166% of the Executive's applicable base salary.

The Executive's incentive bonus for Fiscal 1999 (if any) shall be paid to the Executive as soon as practicable after Holdings has received the final audit report with respect to Fiscal 1999 from its independent accountants.

     2. The provisions of this Amendment No. 1 are intended to satisfy the requirements of Paragraph 6 of the Employment Agreement for the fiscal year of Holdings ending in 1999.

     3. This Amendment No. 1 shall be effective as of February 2, 1998.

     4. As hereby amended, the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Companies and the Executive have executed this Amendment No. 1 to Employment Agreement on the day and year first above written.

                                        PAMIDA HOLDINGS CORPORATION,
                                        a Delaware corporation

                                     By:/s/ Steven S. Fishman
                                        Steven S. Fishman, Chairman of the
                                        Board and Chief Executive Officer


                                        PAMIDA, INC., a Delaware corporation

                                     By:/s/ Steven S. Fishman
                                        Steven S. Fishman, Chairman of the
                                        Board and Chief Executive Officer



                                        /s/ Frank A. Washburn
                                        Frank A. Washburn